Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034
PRESS RELEASE

Avnet Completes the Acquisition of Premier Farnell plc

Significantly Expands Customer Base and Digital Footprint Worldwide

Phoenix, October 17, 2016 –  Avnet, Inc. (NYSE: AVT),  announced today that it has completed its acquisition of Premier Farnell plc (“Premier Farnell”) in an all cash merger for £1.85 per share, which equates to an equity value of approximately £691 million. The acquisition was approved by Premier Farnell shareholders representing 99.9% of the votes cast and has received all regulatory approvals. The transaction is expected to be immediately accretive to earnings and, once the integration is complete, expects to generate annual synergies of approximately $70 million to $80 million.

“The combination of Premier Farnell with Avnet’s components business will create a truly unique distribution model that supports customers at every stage of the product lifecycle. By pairing our deep expertise in large volume broadline distribution with Premier Farnell’s specialization in proof of concept and design, we can offer true end-to-end solutions that accelerate a  customer’s  time-to-market and moves their products seamlessly from prototype through to volume production,” said William Amelio, Chief Executive Officer of Avnet. “As technology reaches deeper into more products and innovation proliferates through the internet of things, the ability to reach a wider base of engineers earlier in the design process will be critical to our future growth and success.”

Headquartered in Leeds, United Kingdom, Premier Farnell is a global distributor of electronic components that utilizes a digital platform to provide innovators and engineers with the latest products, services and development software. The company supports a registered community of more than 430,000 members in 36 countries with multi-channel sales and marketing resources that combine traditional field sales and contact resources with innovative ecommerce interfaces.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the integration of Premier Farnell plc, the sale of the Technology Solutions operating group, the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet, Inc.

From components to cloud and design to disposal, Avnet, Inc. (NYSE:AVT) accelerates the success of customers who build, sell and use technology globally by providing them with a comprehensive portfolio of innovative products, services and solutions. Avnet is a Fortune 500 company with revenues of $26.2 billion for the fiscal year 2016. For more information, visit www.avnet.com. (AVT_IR)

Media Relations Contact	Investor Relations Contact
Maureen O’Leary	Vincent Keenan
maureen.o’leary@avnet.com	vincent.keenan@avnet.com
480-643-7499	480-643-7053

For UK and Europe Media Relations
Stacey Thorpe
onechocolate communications
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